NASB Financial, Inc.

                     NEWS RELEASE

Contact:  Rhonda Nyhus
          Vice President and Treasurer
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:  NASB Financial, Inc. Declares Cash Dividend on
Common Stock
     Grandview, Missouri (January 23, 2007) - At its board meeting on January 23, 2007, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB), declared a cash dividend on common stock of $0.225 per share, payable on February 23, 2007, to stockholders of record February 2, 2007.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit and Springfield, Missouri as well as Overland Park and Leawood, Kansas.

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